UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2009
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2009, Royal Mines And Minerals Corp. (the “Company”) entered into a Proprietary Intellectual Property License Agreement (the “License Agreement”) with Greene Lyon Group, LLC ("GLG"), a Massachusetts company. The Company granted GLG an exclusive, non-transferable license, for a period of five years, to utilize the Company's thiourea lixiviation technology (the "Technology") for the extraction of precious metals from the electronic scrap that results from recycling of electronic products such as computers, monitors and television sets ("E-Ore") in North America.

In exchange for the granting of the license, GLG has agreed to pay to the Company a licensing fee of the greater of $5,000 annually or a royalty of two percent (2%) of the value of the precious metals recovered utilizing the Technology.

A copy of the License Agreement has been attached as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Proprietary Intellectual Property License Agreement dated March 24, 2009 between the Company and Greene Lyon Group, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: March 25, 2009
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer, Treasurer & Secretary